Exhibit 8.1

13/F Entertainment Building
30 Queen’s Road Central
Hong Kong
Tel (852) 2160 9800
Fax (852) 2810 9828
www.debevoise.com

Thomas M. Britt III
Edward Drew Dutton
Andrew M. Ostrognai
Resident Partners
January 25, 2011
Melco Crown Entertainment Limited
36th Floor
The Centrium
60 Wyndham Street
Central
Hong Kong
Re: Registration Statement on Form F-3 of up to 43,630,020 ordinary shares of Melco Crown Entertainment Limited (the “Company”)
Ladies and Gentlemen:
     In connection with the registration of up to 43,630,020 ordinary shares, par value $0.01 per share (the “Ordinary Shares”), of the Company, pursuant to the registration statement on Form F-3 under the Securities Act of 1933, as amended (the “Securities Act”), filed by the Company with the Securities and Exchange Commission (the “Commission”) on the date hereof (the “F-3 Registration Statement”), you have requested our opinion concerning the statements in the F-3 Registration Statement under the heading “Taxation—United States Federal Income Taxation”.
     In rendering this opinion: (i) we have examined and relied upon the F-3 Registration Statement and such other agreements, instruments, documents and records of the Company as we have deemed necessary or appropriate for the purposes of this opinion and (ii) we have assumed, without independent investigation or inquiry, and relied upon (a) the authenticity of, and the genuineness of all signatures on, all documents, the conformity to original or certified documents of all copies submitted to us as conformed or reproduction copies, and the legal capacity of all natural persons executing documents; (b) the performance of all covenants and other undertakings set forth in, and the consummation of all transactions contemplated by, the F-3 Registration Statement in accordance with the terms thereof, that none of the material terms and conditions of the F-3 Registration Statement have been or will be waived or modified, the valid existence and good standing of all parties to the F-3 Registration Statement and that there are no documents or understandings between the parties that would alter, or are inconsistent with, the terms set forth in the F-3 Registration Statement; and (c) the accuracy of all statements regarding factual matters, representations and warranties contained in the F-3 Registration Statement and certain statements of officers and representatives of the Company made to us.
     We are opining herein only as to the federal income tax laws of the United States and we express no opinion with respect to other federal laws, the laws of any state or any other jurisdiction or as to any matters of municipal law or the laws of any other local agencies within any state.
     Based on the foregoing and subject to the limitations, qualifications and assumptions set forth herein and in the F-3 Registration Statement, the statements of United States federal income tax law in the F-3 Registration Statement under the heading “Taxation—United States Federal Income Taxation” represent our opinion.
     No opinion is expressed as to any matter not discussed herein or therein.
     This opinion is rendered to you as of the date of this letter, and we undertake no obligation to update this opinion subsequent to the date hereof. This opinion is based on various statutory provisions, regulations promulgated thereunder and interpretations thereof by the Internal Revenue Service and the courts having jurisdiction over such matters, all as in effect on the date of this letter and all of which are subject to change either prospectively or retroactively. This opinion is limited to the matters specifically addressed herein, and no other opinion is implied or may be inferred. Also, any variation or difference in the facts from those set forth in the F-3 Registration Statement may affect the conclusions stated herein. This opinion is furnished to you, and is for your use in connection with the transactions set forth in the F-3 Registration Statement.

Melco Crown Entertainment Limited	2	January 25, 2011
     We hereby consent to the filing of this opinion as an exhibit to the F-3 Registration Statement and to the use of our name under the heading “Legal Matters” in the prospectus included in the F-3 Registration Statement. In giving such consent, we do not thereby concede that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.
Very truly yours,

/s/ Debevoise & Plimpton LLP